UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 28, 2014

GIGAMON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 831-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Chief Financial Officer

On April 28, 2014, Duston M. Williams, resigned as the chief financial officer of Gigamon Inc. (“Gigamon” or the “Company”) effective June 6, 2014. Mr. Williams will remain available to the Company in an advisory capacity until August 30, 2014 to assist with the transition of his responsibilities and other related matters.

(c)	Appointment of Interim Chief Financial Officer

On April 28, 2014, Gigamon also announced that its board of directors had appointed Ravi Narula, 44, as Gigamon’s interim chief financial officer and principal financial officer effective June 6, 2014. Mr. Narula has served as Gigamon’s principal accounting officer since April 2013 and as Gigamon’s corporate controller since April 2012. Prior to joining Gigamon, Mr. Narula served in various finance roles at BigBand Networks, Inc., a digital video networking company, from July 2005 to January 2012, most recently as chief financial officer from May 2010 to January 2012. From February 2004 to July 2005, Mr. Narula served as director of financial governance at Borland Software Corporation, an open application lifecycle management solutions company. Mr. Narula will continue to serve in his current roles in addition to serving as Gigamon’s interim chief financial officer and principal financial officer.

Mr. Narula has no family relationships with any of Gigamon’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Gigamon is conducting a search for a new Chief Financial Officer.

A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 28, 2014, entitled “Gigamon Inc. Announces Chief Financial Officer Transition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

By:	/s/ Paul B. Shinn
Paul B. Shinn General Counsel

Date: April 28, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 28, 2014, entitled “Gigamon Inc. Announces Chief Financial Officer Transition.”